SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ALABAMA NATIONAL BANCORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 29, 2006

To the Stockholders of Alabama National BanCorporation:

You are invited to attend the 2006 Annual Meeting of Stockholders of Alabama National BanCorporation (“ANB” or the “Company”), which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama 35203, on Wednesday, May 3, 2006, at 2:00 p.m., local time. Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.

Also enclosed is the Company’s 2005 Annual Report to Stockholders.

Information about the annual meeting and the various matters on which the stockholders will act is included in the enclosed notice of annual meeting of stockholders and proxy statement. Please carefully consider the enclosed proxy statement and execute and return your proxy card so that the Company may be assured of the presence of a quorum at the annual meeting. A postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy card will be of great assistance in reducing the expense of subsequent mailings. If you attend the annual meeting, and so elect, you may withdraw your proxy and vote in person.

Sincerely,

John H. Holcomb, III
Chairman of the Board and
Chief Executive Officer

1927 FIRST AVENUE NORTH    •     BIRMINGHAM, ALABAMA 35203

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 3, 2006

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Alabama National BanCorporation (“ANB” or, the “Company”) will be held at 2:00 p.m., local time, on Wednesday, May 3, 2006, at First American Bank, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

1. To elect 16 directors to serve on the Board of Directors of the Company for a one-year term expiring at the 2007 Annual Meeting;

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2006; and

3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has set March 17, 2006 as the record date for the annual meeting. Only holders of record of ANB’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also including a copy of our 2005 Annual Report to Stockholders in order to provide you with additional information about us. We encourage you to read the proxy statement and the 2005 Annual Report carefully.

The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By order of the Board of Directors,

Kimberly Moore
Corporate Secretary

March 29, 2006

Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

PROXY STATEMENT

i

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2006

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held at First American Bank, 1927 First Avenue North, Birmingham, Alabama on Wednesday, May 3, 2006 at 2:00 p.m. local time.

Solicitation Of Proxies

Our Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). In this proxy statement we summarize information that we are required to provide you under the rules of the Securities and Exchange Commission. This proxy statement is designed to assist you in voting your shares. On or about March 29, 2006, we began mailing this proxy statement and the 2005 Annual Report to all stockholders of record at the close of business on March 17, 2006.

ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this proxy statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

Stockholders Entitled To Vote

The Board of Directors has set March 17, 2006 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. At the close of business on March 17, 2006, there were 17,151,146 shares of the common stock of ANB, par value $1.00 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the annual meeting.

Proposals To Be Considered By You At The Annual Meeting

At the annual meeting, we will ask you to:

Proposal 1:	Elect 16 directors to serve on the Board of Directors of the Company for a one-year term expiring at the 2007 Annual Meeting;

Proposal 2:	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2006.

Information About A Quorum

At the annual meeting, the presence of a majority of the shares of common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the annual meeting. We may do this with or without a stockholder vote. If there is a stockholder vote to adjourn, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Votes Necessary For Each Proposal To Be Approved

Assuming the presence of a quorum, directors of the Company shall be elected at the annual meeting (Proposal 1) by a plurality of the votes cast, whether in person or by proxy. Proposal 2, ratification of the appointment of auditors, requires for adoption the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

A stockholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) is determined by the votes cast at the annual meeting, abstentions will not affect the outcome of this matter. An abstention as to the ratification of the appointment of the auditors (Proposal 2) will have the same effect as voting against this proposal.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (a “broker non-vote”). Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of the vote for ratification of the appointment of the auditors (Proposal 2).

Submission Of Proxies

Please complete, sign, date and return the proxy card in the enclosed envelope so the common stock you own will be voted in accordance with your wishes. If you desire to revoke your proxy, you may do so either by attending the annual meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, SunTrust Bank, on or before May 2, 2006. The address for SunTrust Bank is Stock Transfer Department, P.O. Box 4625, Atlanta, Georgia 30302, Attention: Sue Hampton. “Street name stockholders” must contact your broker or other nominee and follow its instructions if you wish to change your vote.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Based on the nomination by the Nominating and Corporate Governance Committee, the Board of Directors recommends the 16 persons described below for election as directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

The persons named in the enclosed proxy card, unless a contrary direction is indicated on the enclosed proxy card, intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to select an additional person as a director.

Although the Company’s Restated Certificate of Incorporation provides for a maximum of 20 directors, only 16 persons have been nominated to serve on the Board of Directors. The Nominating and Corporate Governance Committee and the current Board of Directors believes that a Board of Directors of 16 persons is practical and efficient at this point in time. The Board of Directors has no current intention to fill the vacancies on the Board of Directors prior to the next annual meeting, although circumstances could necessitate the appointment of additional directors in the future. Unless otherwise specified in the enclosed proxy card, it is intended that votes will be cast for the election of all of the nominees as directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next annual meeting of stockholders.

Information About the Nominees

Below is a description of each of the persons whom the Board of Directors has nominated for election as a director of ANB at the annual meeting to serve until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Each of these nominees currently serves as one of our directors. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

W. Ray Barnes, 66, has served as a director of ANB since 1998. Mr. Barnes has served as Chairman and President of Efficiency Lodge, Inc. (a hotel company) since 1993. Mr. Barnes served as Chairman of the Board of Georgia State Bank, in a non-employee capacity, from 1986 to 2004.

Bobby A. Bradley, 56, has served as a director of ANB since 2005. Ms. Bradley currently serves as Managing Partner of Lewis Properties, LLC (a commercial real estate company) and Managing Partner of Anderson Investments, LLC (an investment company), positions she has held since 2003. Ms. Bradley served as President and Chief Executive Officer of Computer Systems Technology, Inc., a technology company she co-founded, from 1989 until April 2003. This technology company was acquired by Science Applications International Corporation (“SAIC”) in April 2003, and Ms. Bradley served as Group Manager of SAIC’s Computer Systems Technology Group from April 2003 until April 2004. Ms. Bradley has served on the Madison County Advisory Board of First American Bank since 2000.

Dan M. David, 60, has served as a director of ANB since 1997. Mr. David has also served as Vice Chairman of ANB since 1997. Mr. David serves as Vice Chairman of First American Bank, which position he has held since February 2005. From 1995 to February 2005, Mr. David served as Chairman and Chief Executive Officer of First American Bank.

John V. Denson, 69, has served as a director of ANB since 2001. Mr. Denson served on the Board of Directors of Farmers National Bancshares, Inc. from 1979 through 2001 and served as Chairman of the Board of Farmers National during 2001. Beginning in January 2005, Mr. Denson became a Circuit Judge for Lee County, Alabama. Prior to this position, Mr. Denson was a partner in the Opelika, Alabama law firm of Samford, Denson, Horsley, Pettey, Bridges & Hughes, where he began working in 1960.

Griffin A. Greene, 47, has served on the Board of Directors of ANB since 2004. His original appointment to the Board was made pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired Indian River Banking Company. Mr. Greene served on the Board of Directors of Indian River Banking Company from 1999 through 2004, and served as Chairman of the Board of Indian River Banking Company from 2002 through 2004. Mr. Greene continues to serve as Chairman of the Board of Indian River National Bank, a position he has held since 2002. Mr. Greene is the President of Greene Citrus Management, Inc. (a citrus fruit company) where he has worked since 1982.

John H. Holcomb, III, 54, has served as a director of ANB since 1995. Mr. Holcomb has served as Chairman of the Board and Chief Executive Officer of ANB since 1996. Mr. Holcomb served as Chief Executive Officer of National Bank of Commerce of Birmingham (“NBC”) from 1990 through February 2005. Effective February 2005, Mr. Holcomb began serving as Chairman of the Board of First American Bank.

John D. Johns, 54, has served as a director of ANB since 1995. Mr. Johns is currently Chairman, Chief Executive Officer and President of Protective Life Corporation (a publicly-traded insurance company) and has served in such capacities since 2002. Mr. Johns served as President and Chief Operating Officer of Protective Life Corporation from 1996 until 2001. Mr. Johns also serves as a director of Protective Life Corporation, Protective Life Insurance Company, Alabama Power Company, Genuine Parts Company and John H. Harland Co.

John J. McMahon, Jr., 63, has served as a director of ANB since 1997. Mr. McMahon is Chairman of Ligon Industries, LLC (a manufacturer of wastewater treatment equipment and aluminum castings), a position he has held since 1999. Mr. McMahon served as Chairman of the Executive Committee of McWane, Inc. (a pipe and valve manufacturing company) from 1999 through 2005 and served as Chairman of the Board of McWane, Inc. from 1995 until 1998. Mr. McMahon also serves as a director of John H. Harland Co., ProAssurance Corporation and Protective Life Corporation.

C. Phillip McWane, 48, has served as a director of ANB since 1995. Mr. McWane has served as the Chairman of the Board of McWane, Inc. since 1999 and served as President of McWane, Inc. from 1995 until 1998.

William D. Montgomery, 57, has served as a director of ANB since 1996. Mr. Montgomery is a certified public accountant in private practice. From 1974 through 1998, Mr. Montgomery was a partner with the accounting firm of Johnson, Montgomery and Associates, P.A. W. Edgar Welden, one of Alabama National’s current directors and a nominee for director, is Mr. Montgomery’s brother-in-law.

Richard Murray, IV, 43, has served as a director of ANB since 2002. Mr. Murray has served as President and Chief Operating Officer of ANB since 2000. Prior to such time, Mr. Murray served as Executive Vice President of ANB beginning in 1998 and Executive Vice President of NBC from 1997 through February 2005. Effective February 2005, Mr. Murray began serving as Vice Chairman of First American Bank.

C. Lloyd Nix, 69, has served as a director of ANB since 1997. Dr. Nix is retired from the practice of dentistry. From 1965 through 1999, Dr. Nix was engaged in the private practice of dentistry in Decatur, Alabama.

G. Ruffner Page, Jr., 46, has served as a director of ANB since 1995. Mr. Page is President of McWane, Inc., a position he has held since 1999. He served as Executive Vice President of McWane, Inc. from 1994 until 1998.

John M. Plunk, 52, has served as a director of ANB since 2004. Mr. Plunk is a partner with the law firm of Alexander, Corder, Plunk & Shelly, P.C., where he has worked since 1978. He has served as a director of First American Bank since 1996.

W. Stancil Starnes, 57, has served as a director of ANB since 1995. Mr. Starnes is a senior partner in the Birmingham law firm of Starnes & Atchison, LLP, where he has worked since 1975.

W. Edgar Welden, 63, has served as a director of ANB since 2005. Mr. Welden is an active real estate investor and is the retired Chairman of Southeastern Property Management, Inc. (a real estate development and management company), where he worked from 1977 to 1997. Mr. Welden served as a director of NBC from 1994 through 2005. William D. Montgomery, one of Alabama National’s current directors and a nominee for director, is Mr. Welden’s brother-in-law.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE DIRECTORS NOMINATED BY THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines

The Company is committed to having sound corporate governance principles. Having such principles is essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace. ANB’s Board of Directors has adopted corporate governance guidelines that set forth fundamental corporate governance principles of the Company in order to demonstrate the Board’s accountability and its desire to achieve superior business results. The Company has adopted a Code of Ethics which is filed as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (“SEC”). The Company’s Board of Directors and Board committee structure are described below.

Board Independence

Presently there are sixteen members on our Board of Directors, thirteen of whom currently are neither officers nor employees of the Company. The Board has determined that the following ten directors have no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of their independent judgment in carrying out their responsibilities, and such persons are independent within the meaning of the Company’s independence standards, which reflect The Nasdaq Stock Market, Inc. (“Nasdaq”) director independence standards as currently in effect: W. Ray Barnes, Bobby A. Bradley, John V. Denson, Griffin A. Greene, John D. Johns, William D. Montgomery, C. Lloyd Nix, John Plunk, W. Stancil Starnes and W. Edgar Welden. Therefore, a majority of the members of the Board of Directors are independent under the Nasdaq director independence standards.

Board Structure and Committee Composition

Each Director serves for a term of one year or until his successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with key executives. Directors also communicate with the Company’s outside advisors, as necessary. The Board of Directors met six times in 2005.

There are currently three standing committees of the Board of Directors: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Nominating and Corporate Governance Committee. Each committee is composed of members of the Board of Directors, and each committee reports its actions to the full Board of Directors. Each committee operates under a written charter adopted by the Board. The Board of Directors may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he served. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. Eleven directors attended the 2005 annual meeting of stockholders.

The following tables describe the functions and current membership for each committee of the Board of Directors, as well as the number of meetings held in 2005.

Audit Committee – 7 Meetings in 2005

Functions and Other Disclosures	Members
The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures and disclosure controls and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for appointing and overseeing the independent auditor of the Company. A copy of the Charter of the Audit Committee is attached to this proxy statement as Appendix A. The Board of Directors has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that such members qualify as “independent” as defined in the applicable Nasdaq listing standards and by applicable SEC rules for Audit Committee membership. Furthermore, in accordance with SEC rules, the Board has determined that each of John D. Johns and William D. Montgomery is an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears in this proxy statement at page 20.	Griffin A. Greene, Chairman John D. Johns William D. Montgomery W. Ray Barnes C. Lloyd Nix Bobby A. Bradley

Compensation Committee – 4 Meetings in 2005

Functions and Other Disclosures	Members
The Compensation Committee is authorized to approve the compensation to be paid to officers, directors and committee members of ANB. Executive compensation may include, but is not limited to, salary, bonus, performance share awards, stock options, other long-term and annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of ANB. The Compensation Committee is composed of three directors each of whom has been determined by the Board of Directors to qualify as “independent” under the Nasdaq director independence standards. The Compensation Committee is governed by the Compensation Committee Charter, a copy of which is attached to ANB’s proxy statement for its 2004 Annual Meeting of Stockholders as Appendix B. The Compensation Committee’s Annual Report on Executive Compensation appears in this proxy statement at pages 15-17.	John D. Johns, Chair Griffin A. Greene W. Edgar Welden

Nominating and Corporate Governance Committee – 4 Meetings in 2005

Functions and Other Disclosures	Members
The purpose of the Nominating and Corporate Governance Committee is to (a) identify individuals qualified to become members of the Board and to recommend director nominees to the Board for election at each annual meeting of stockholders, (b) develop and recommend to the Board a set of corporate governance principles applicable to the Company and (c) oversee the evaluation of the Board and management. The Nominating and Corporate Governance Committee is composed of three directors each of whom has been determined by the Board of Directors to qualify as “independent” under the Nasdaq director independence standards. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, a copy of which is attached as Appendix C to ANB’s proxy statement for its 2004 Annual Meeting of Stockholders. The charter is not available on the Company’s website.	W. Stancil Starnes, Chair John V. Denson John M. Plunk

The Board of Directors may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Consideration of Director Nominees

Director Qualifications

Criteria that is used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors includes factors relating to whether the director candidate would meet the definition of “independence” required by the Nasdaq listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Guidelines of Significant Governance Issues (the “Governance Guidelines”) also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Board and the Board culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Process for Identifying and Evaluating Nominees for Director

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the “Nominating and Corporate Governance Committee of Alabama National BanCorporation,” c/o Corporate Secretary of Alabama National BanCorporation, 1927 First Avenue North, Birmingham, Alabama 35203:

•	The name of the recommended person;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Stockholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

c/o Corporate Secretary of Alabama National BanCorporation

1927 First Avenue North

Birmingham, Alabama 35203

All communications to the Company’s directors will be relayed to the Nominating and Corporate Governance Committee without being screened by management.

Executive Sessions

Executive sessions of independent directors are to be held at least two times a year and otherwise as needed. The sessions are chaired by an independent director selected by a majority of the independent directors.

COMPENSATION OF DIRECTORS

Annual Retainer and Attendance Fees. Non-employee directors of ANB receive an annual retainer fee of $24,000, as well as an attendance fee of $1,100 for each meeting of the Board of Directors and $1,100 for each meeting of a committee of the Board of Directors that they attend ($550 per conference call meeting of a committee). Chairpersons of committees receive an attendance fee of $2,200 for each committee meeting they attend ($1,100 per conference call meeting of a committee). Employee directors of ANB do not receive any board fees.

Fees for Serving on the Boards or Advisory Boards of Our Subsidiaries. Each of Messrs. McWane, Page, Montgomery, Barnes and Greene also serve on the board of directors of one of ANB’s subsidiary banks, and receive an attendance fee of $200 for each subsidiary bank board meeting and committee meeting attended. Each of Messrs. Johns, Starnes, Plunk, Welden, and Dr. Nix served on the board of directors of National Bank of Commerce of Birmingham (“NBC”) or First American Bank through the merger of NBC and First American Bank in February 2005, and received an attendance fee of $200 for each subsidiary bank board meeting and committee meeting attended. Ms. Bradley, Mr. Denson, Dr. Nix and Mr. Plunk also serve on an advisory board of First American Bank and receive fees of $200 per meeting attended. Employee directors of subsidiary banks do not receive any board fees.

Deferral of Payment. Non-employee directors may elect to defer payment to a specified date of all or any portion of their annual retainer and attendance fees under the ANB Deferral of Compensation Plan for Non-Employee Directors. In addition, non-employee directors that serve on certain bank subsidiary boards, may elect to defer subsidiary bank board fees under the ANB Deferral of Compensation Plan for Non-Employee Directors of the Subsidiary Banks. Fees that are deferred under these plans may be credited to the directors, at the election of the director, in cash or common stock equivalents or a combination thereof. The common stock equivalents are converted into shares of our common stock only after termination of service on the applicable board. The common stock equivalents are credited with dividend equivalents that are equal in value to the dividends on our common stock. Of the thirteen non-employee directors that are eligible to defer payment of director fees under these plans, eight directors are currently deferring fees and have elected to credit such fees in common stock equivalents.

Other. Directors are reimbursed for all reasonable travel expenses and out-of-pocket costs incurred in the performance of their duties as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 17, 2006 by:

•	each Director;

•	each executive officer named in the Summary Compensation Table below;

•	all of our Directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Name	Number of Shares of Stock(1)(2)	% of Shares of Common Stock(3)
W. Ray Barnes	106,102	*
Bobby A. Bradley	406	*
Dan M. David(4)	85,051	*
John V. Denson	9,151	*
Griffin A. Greene(5)	63,555	*
John H. Holcomb, III(6)	140,767	*
John D. Johns(7)	52,097	*
John J. McMahon, Jr.(8)	684,430	4.0%
C. Phillip McWane(9)(16)	1,267,107	7.3%
William D. Montgomery	36,164	*
Richard Murray, IV(10)	90,732	*
C. Lloyd Nix(11)	91,540	*
G. Ruffner Page, Jr.(12)(16)	691,617	4.0%
John M. Plunk(13)	34,990	*
W. Stancil Starnes	52,109	*
W. Edgar Welden	82,875	*
William E. Matthews, V(14)	76,959	*
James R. Thompson, III(15)	12,478	*
All Directors & Executive Officers as a group (21 persons)	3,653,660	21.1%

*	Reflects ownership of less than 1%.
(1)	The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.
(2)	The share amounts reported also include common stock equivalents held by directors under ANB’s Deferral of Compensation Plan for Non-Employee Directors and ANB’s Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks and by certain executive officers under the ANB Plan for Deferral of Compensation by Key Employees, entitling such directors and executive officers to receive upon distribution a share of common stock for each stock equivalent. The number of stock equivalents included are listed as follows: Mr. Barnes, 4,699; Ms. Bradley, 406; Mr. David, 10,456; Mr. Denson, 726; Mr. Holcomb, 30,466; Mr. Johns, 10,380; Mr. McMahon, 7,660; Mr. McWane, 5,501; Mr. Montgomery, 4,882; Mr. Murray, 22,110; Dr. Nix, 1,567; Mr. Page, 8,190; Mr. Plunk, 941; Mr. Starnes, 10,692; Mr. Welden, 3,979; Mr. Matthews, 21,759; and Mr. Thompson, 4,935.
(3)	Percentage of ownership is based on 17,319,382 shares of ANB common stock, representing 17,151,146 shares outstanding as of March 17, 2006, and 168,236 shares of common stock equivalents held in deferred compensation plans of certain executive officers and directors. In the case of persons who possess outstanding stock options, percentage of ownership is based on the shares described in the previous sentence and the number of shares underlying options held by such persons exercisable within 60 days from said date. Percentage of ownership with respect to all directors and executive officers as a group also includes options held by such directors and executive officers to purchase 73,198 shares of ANB common stock within 60 days.

(4)	Includes stock options to purchase 5,000 shares of ANB common stock. Includes 3,449 shares owned of record by Mr. David’s wife, of which Mr. David disclaims beneficial ownership.
(5)	Includes stock options to purchase 1,448 shares of ANB common stock. Includes 327 shares held by Mr. Greene’s wife. Also includes 6,537 shares held in a limited liability partnership of which Mr. Greene’s minor children are partners, over which Mr. Greene has voting power. Also includes 29,075 shares held by a limited partnership, of which Mr. Greene is a limited partner and a corporation controlled by Mr. Greene is the general partner.
(6)	Includes stock options to purchase 30,000 shares of ANB common stock. Includes 700 shares held by Mr. Holcomb as custodian for his three children and 500 shares held by Mr. Holcomb’s wife’s Individual Retirement Account. Also includes 4,915 shares held in ANB’s 401(k) Employee Capital Accumulation Plan, for which Mr. Holcomb holds investment power.
(7)	Includes 1,000 shares owned by Mr. Johns’ wife’s Individual Retirement Account, 1,500 shares held for the benefit of Mr. Johns’ wife in the James A. Dunlap Children’s Trust and the Nancy D. Johns Subtrust, and 2,000 shares held by Mr. Johns’ wife as custodian for their minor children. Mr. Johns disclaims beneficial ownership of these shares. Mr. Johns indirectly holds 30,533 shares in an IRA.
(8)	Includes 187,995 shares held by the Anna McWane Trust, 67,340 shares held by the J.R. McWane, Jr. Marital Trust, and 21,435 shares held by the Jonathan B. McWane Trust. Mr. McMahon is the trustee for each of these trusts. Also includes 300,000 shares held in a family partnership pursuant to which Mr. McMahon shares the power to vote and dispose of the shares with his wife, and with his three children and the spouses of two of those children. Also includes 96,830 shares held by Mr. McMahon’s wife, of which Mr. McMahon disclaims beneficial ownership.
(9)	Includes 184,692 shares owned by H & P Partners of Alabama, L.P., a family limited partnership, of which Mr. McWane has shared voting control. Also includes 14,928 shares held by Mr. Page as custodian for the minor children of Mr. McWane, of which Mr. McWane disclaims beneficial ownership. The address for Mr. McWane is 2900 Highway 280, Suite 300, Birmingham, Alabama 35223.
(10)	Includes stock options to purchase 15,000 shares of ANB common stock. Includes 1,600 shares held by Mr. Murray’s wife. Includes 19,881 shares held jointly by Mr. Murray with his wife. Includes 4,044 shares held in ANB’s 401(k) Employee Capital Accumulation Plan, for which Mr. Murray holds investment power.
(11)	Includes 37,740 shares held jointly with Dr. Nix’s wife and 14,533 shares held by Dr. Nix’s wife.
(12)	Includes 417,768 shares held by the William McWane Trust for the benefit of Phillip McWane and 174,070 shares held by the William McWane Trust for the benefit of Anna McWane. Mr. Page is the trustee for each of these trusts. Also includes 1,500 shares held by Mr. Page as custodian for his three minor children. Also includes 15,000 shares held in three separate trusts for the benefit of Mr. Phillip McWane’s children. Mr. Page is the trustee for each of these trusts. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. Page disclaims beneficial ownership. Includes 8,000 shares held by Mr. Page’s wife, of which Mr. Page disclaims beneficial ownership. The address for Mr. Page is 2900 Highway 280, Suite 300, Birmingham, Alabama 35223.
(13)	Includes 646 shares owned by Mr. Plunk’s wife’s Individual Retirement Account and 5,995 shares held by Mr. Plunk’s wife. Also includes 16,629 shares owned by the Maund Family Limited Partnership, a family limited partnership, of which Mr. Plunk has shared voting control and 10,779 shares held in a profit sharing plan, for which Mr. Plunk holds investment power.
(14)	Includes 45,000 shares owned jointly with Mr. Matthews’s wife. Also includes stock options to purchase 10,000 shares of ANB common stock, and 200 shares held by Mr. Matthews as custodian for his two minor children.
(15)	Includes stock options to purchase 5,000 shares of ANB common stock and 1,662 shares held in two separate trusts, of which Mr. Thompson is the trustee, for the benefit of Mr. Thompson’s siblings. Also includes 50 shares held in ANB’s 401(k) Employee Capital Accumulation Plan, for which Mr. Thompson holds investment power.
(16)	Each of these individuals has filed a joint Schedule 13G with the SEC to acknowledge that they are part of a group formed for the purpose of acquiring, holding, voting and disposing of more than 5% of the outstanding ANB Common Stock. These individuals beneficially own, in the aggregate, 1,958,724 shares or 11.3% of the outstanding shares of ANB Common Stock. Excludes a total of 14,928 shares, of which beneficial ownership is disclaimed by Mr. Page, as disclosed in note 12 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of ANB, and persons who beneficially own more than ten percent of ANB’s common stock, to file reports of ownership and changes in ownership of ANB common stock held by them with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company. Based solely on its review of these reports and written representations from reporting persons that no Forms 5 were required, the Company believes that, during the year ended December 31, 2005, all reports were filed on a timely basis by reporting persons, except for (i) Dr. Nix, who filed three Forms 4 late, each of which related to a purchase of common stock through a broker-assisted dividend reinvestment program, and (ii) Mr. David, who filed seven Forms 4 late, each of which related to a purchase of common stock through a broker-assisted dividend reinvestment program.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation

The table below sets forth a summary of the compensation we paid for the last three fiscal years to our Chief Executive Officer and the four additional most highly compensated persons serving as executive officers at the end of our last fiscal year (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Payouts(1) ($)	All Other Compensation ($)
John H. Holcomb, III Chairman and CEO	2005 2004 2003	$435,000 409,500 390,000	$652,500 183,600 468,000	$397,072 354,900 212,371	$11,275 11,275 11,000	(2)

Dan M. David Vice Chairman	2005 2004 2003	$210,000 200,000 192,500	$140,000 105,000 105,875	$158,829 106,470 70,790	$14,015 14,015 13,740	(2)

Richard Murray, IV President and COO	2005 2004 2003	$240,000 222,000 210,000	$288,000 106,500 210,000	$238,243 177,450 113,265	$11,275 11,275 11,000	(2)

William E. Matthews, V Executive Vice President and CFO	2005 2004 2003	$220,000 202,000 190,000	$264,000 103,000 190,000	$238,243 159,705 113,265	$11,275 11,275 11,000	(2)

James R. Thompson III CEO of First American Bank	2005 2004 2003	$195,000 180,000 170,000	$165,000 182,000 80,000	$59,561 53,235 35,395	$11,275 11,275 11,000	(2)

(1)	The amounts in this column relate to performance share payouts made to Messrs. Holcomb, David, Murray, Matthews and Thompson in 2003, 2004 and 2005 under the ANB Performance Share Plan. The dollar value indicated is estimated based on the trading value of Alabama National common stock on the date of payout of the award. Each of the Named Executive Officers that received payouts in 2003, 2004 and 2005 opted to defer such payouts in accordance with the provisions of the ANB Performance Share Plan.
(2)	The amounts shown in this column for Messrs. Holcomb, David, Murray, Matthews, and Bragg represent ANB contributions to ANB’s 401(k) Employee Capital Accumulation Plan in the amount of $11,275 each. The amount shown in this column for Mr. David also includes First American Bank payments of $2,740 in premiums paid on a term life insurance policy for Mr. David.

Aggregated Stock Option Exercises And Year-End Value

The table below sets forth, on an aggregated basis:

•	information regarding the exercise of options to purchase our common stock by each of the Named Executive Officers; and

•	the value at December 31, 2005 of all unexercised options held by such individuals.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable(1)
John H. Holcomb, III	10,000	$463,250	30,000/-0-	$1,376,550/N/A
Dan M. David	17,997	$874,139	5,000/-0-	$229,425/N/A
Richard Murray, IV	-0-	N/A	15,000/-0-	$688,275/N/A
William E. Matthews, V	-0-	N/A	10,000/-0-	$458,850/N/A
James R. Thompson, III	-0-	N/A	5,000/-0-	$229,425/N/A

(1)	Based on $64.76 per share, the closing sale price reported by NASDAQ for ANB on December 31, 2005.

Long-Term Incentive Plans

The following table shows information about grants of incentive awards under ANB’s Performance Share Plan in fiscal year 2005 to the Named Executive Officers.

LONG-TERM INCENTIVE PLANS – AWARDS IN 2005

Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold (#)	Target (#)	Maximum (#)
John H. Holcomb, III	3,000 shares	Four years	1,000	3,000	5,100
Dan M. David	1,000 shares	Four years	333	1,000	1,700
Richard Murray, IV	1,900 shares	Four years	633	1,900	3,230
William E. Matthews, V	1,900 shares	Four years	633	1,900	3,230
James R. Thompson, III	1,000 shares	Four years	333	1,000	1,700

(1)	Amount represents target 2005 Performance Share award grant approved on January 19, 2005, by the Compensation Committee under the ANB Performance Share Plan to certain senior officers. The maximum award grant and the threshold pay-out are reflected in the table. See “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION” for a description of the Performance Share Plan and a description of the formula to be applied in determining amount of awards payable.

Defined Benefit Plan

As a result of the merger of National Commerce Corporation, the former parent of NBC, and Commerce Bankshares, Inc. with and into ANB (the “NBC Merger”), NBC became a wholly-owned subsidiary of ANB. NBC, now known as First American Bank, has maintained the NBC Pension Plan for the benefit of its employees since January 1, 1982. The NBC Pension Plan pays its participants a monthly retirement income equal to 1.3% of each participant’s “Average Monthly Earnings” multiplied by the number of years of continuous service to NBC. Both the Average Monthly Earnings and continuous service are measured through December 31, 1999, which is the date that the plan was frozen to future benefit accruals. The Average Monthly Earnings equals the participant’s annual compensation converted to a monthly amount and then averaged over the sixty (60) months immediately preceding December 31, 1999. However, no participant’s actual annual compensation shall exceed the maximum compensation limit in a given year as required by law. Pension plan benefits are not subject to deduction for Social Security or other offset amounts.

The following table reflects estimated annual benefits payable upon retirement under the NBC Pension Plan based upon the participant’s years of service and compensation level.

PENSION PLAN TABLE(1)

Average Annual Remuneration	Years of Service
	15	20	25	30	35
$125,000	$24,375	$32,500	$40,625	$48,750	$56,875
$150,000	$29,250	$39,000	$48,750	$58,500	$68,250

(1)	Annual compensation for purposes of the NBC Pension Plan is capped as required by law. For the 1999 plan year, compensation was capped at $160,000.

Effective December 31, 1999, the NBC Pension Plan was amended and restated. Pursuant to this restatement, the pension plan was frozen such that there is no accrual of future benefits after December 31, 1999. The annual compensation and credited years of service attributable to each of Messrs. Holcomb, Murray and Matthews as of December 31, 1999 are as follows:

	Annual Compensation		Credited Years of Service
John H. Holcomb, III	$160,000	(1)	19
Richard Murray, IV	$160,000	(1)	9
William E. Matthews, V	$140,799		8

(1)	The maximum annual compensation for purposes of the NBC Pension Plan for the 1999 plan year.

EMPLOYMENT CONTINUATION AGREEMENTS

ANB has entered into employment continuation agreements with each of the Named Executive Officers which provide for certain benefits in the event of a “change in control” of ANB. Upon a change of control, all stock options of each Named Executive Officer become immediately vested and exercisable in full, and all outstanding performance shares are paid in cash as if the applicable target performance level(s) had been met (or, in some cases, exceeded). Each agreement provides for a two-year employment period, during which time each Named Executive Officer would be entitled to maintain his pre-change of control position with ANB at the same base salary, bonus/incentive compensation and benefits. If during this time, the Named Executive Officer terminates his employment for “good reason” or if ANB terminates the Named Executive Officer’s employment other than for “cause”, the Named Executive Officer would receive certain benefits. Such benefits include (i) a payment equal to three times the sum of (a) the annual base salary in effect at the time of the change in control, (b) the average annual incentive plan bonus for the three years preceding the change in control or the date of termination (whichever is greater) and (c) the cash value of any performance shares awarded in the year in which the change of control occurs; (ii) continuation for up to twenty-four months in the Company’s hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) supplemental retirement benefits in the form of a deferred annuity contract payable upon the Named Executive Officer’s 65th birthday; and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, which establishes the compensation of the executive officers of ANB, during 2005 was comprised of Messrs. Johns, Greene and Welden. No member of the Committee during 2005 was an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Stockholders

The Compensation Committee of the Board of Directors oversees and administers the executive compensation program on behalf of the Board of Directors. This report provides details and background information regarding our executive compensation program.

The Committee

The Compensation Committee is composed of three non-employee members of the Board of Directors, each of whom is independent, as determined by the Board, within the meaning of applicable Nasdaq listing standards. It has oversight of and approves the compensation paid to the Chief Executive Officer and certain other senior officers of ANB and its subsidiaries, including the Named Executive Officers. The specific duties and responsibilities of the Compensation Committee are described above under “CORPORATE GOVERNANCE AND BOARD MATTERS – Board Structure and Committee Composition,” and in the Compensation Committee Charter which is attached as Appendix B to ANB’s proxy statement for the 2004 Annual Meeting of Stockholders.

Components of Executive Compensation

Total compensation for the executive officers is reviewed and set annually and includes three primary types of compensation:

•	Base salary;

•	Bonuses paid under the ANB Annual Incentive Plan; and

•	Long-term incentive compensation under the Performance Share Plan and other long-term plans.

The following discussion is applicable to executive officers of ANB, including the Chief Executive Officer and the Named Executive Officers.

Base Salary. Executive officers’ base salaries are determined by several factors, but principally by the level of responsibilities required by the position. In establishing base salaries, the Compensation Committee reviews recommendations by the Chief Executive Officer and considers information provided by an outside compensation consultant relating to compensation paid by other banking companies and bank holding companies of comparable size. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer’s salary. Company performance may also be a factor in determining the amount of any base salary increase. The Committee’s compensation strategy for executive officers is to pay salaries at or near the median. Performance-based cash bonus and performance share awards, when totaled, are used to provide significant performance-based compensation. Based on these factors, Mr. Holcomb’s base salary for calendar year 2005 was set at $435,000. The base salaries and incentive bonuses for Messrs. Holcomb, David, Murray, Matthews and Thompson, each of whom was an officer of First American Bank, were paid by First American Bank. ANB reimburses First American Bank for a portion of the base salary and bonus of these individuals based on an allocation of time that such executives spent on ANB holding company matters.

Annual Incentive Plan Bonus. The Annual Incentive Plan was established for the purpose of rewarding, retaining, and providing incentives for performance through annual bonuses for those employees who contribute most to the operating progress of ANB. The Compensation Committee sets the total target amount of bonuses for each year and reviews the methodology used to determine individual bonuses, which is ratified by the Board of Directors. Individual bonuses of employees participating in the Annual Incentive Plan are determined by ANB’s executive officers with the approval of the Chief Executive Officer. The Compensation Committee specifically reviews and approves each annual bonus paid to the executive officers participating in the Annual Incentive Plan (the “AIP”), including the Chief Executive Officer.

Each of the executive participants is assigned a target bonus percentage expressed as a percentage of each participant’s salary. The target bonus percentages were set at amounts ranging from 30% to 75% for 2005 by the Compensation Committee. The target bonus percentage is established by determining the desired total incentive compensation component for the particular employee and by reviewing the practices of certain peer banks as reflected in available surveys. Bonus payments under the AIP, when made, may range from 33% to 200% of the target amount. Other than the Chief Executive Officer, an individual’s AIP bonus is based upon a combination of ANB’s performance, departmental performance and the individual’s performance. The AIP bonus of the Chief Executive Officer is based on ANB’s performance according to a range fixed for the year by the Compensation Committee relating to certain earnings per share goals. The AIP bonus relating to 2005 for Mr. Holcomb was determined based on ANB earnings per share during 2005. Under the terms set by the Compensation Committee, Mr. Holcomb would earn a target AIP bonus award of 75% of base salary if the Company’s 2005 earnings per share (diluted) were $3.73. A maximum bonus, 200% of target or 150% of 2005 base salary, would be paid if the Company’s earnings per share (diluted) were $3.82 or higher. A threshold bonus, 33% of target or 25% of Mr. Holcomb’s base salary, would be paid if the Company’s earnings per share (diluted) were $3.56, and no bonus would be paid if the Company’s earnings per share (diluted) were below $3.56. The Company’s 2005 earnings per share (diluted) of $3.82 was equal to the maximum bonus payment target. Based on the Company’s performance Mr. Holcomb received an AIP Bonus of $652,500, representing 200% of the target bonus.

Performance Share Plan. The Performance Share Plan is administered by the Compensation Committee and was established to promote the long-term success of ANB and its subsidiaries. The Performance Share Plan is a key component of executive compensation, and is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in ANB, to continue employment with ANB and to render superior performance during such employment. ANB develops its performance share award amounts under the Performance Share Plan by reviewing the long-term incentive opportunities provided to executives in similar positions at peer banks and determining the desired total long-term compensation component of the particular employee’s compensation package.

The Performance Share Plan enables the Compensation Committee to select, at its discretion, executive officers to receive incentive compensation awards under the plan. Each award granted generally represents one share of ANB common stock. At the time the Compensation Committee grants incentive compensation awards (also referred to as performance share awards) under the Performance Share Plan, the Compensation Committee is required to fix an award period not to exceed five calendar years. Award grants are ratified by the Board of Directors. If, at the close of any award period applicable to a performance share award, the Compensation Committee determines that the participant has met the conditions for payment of the award, then, unless otherwise directed by the Compensation Committee, the award will be paid to the participant as promptly as possible.

The performance share awards made under Performance Share Plan during 2005 were determined by calculating the desired total long-term compensation component of the particular employee’s compensation package and by comparison of this long-term component to long-term awards made at a peer group of comparable banks and bank holding companies. Award grants relating to the four year period beginning on January 1, 2005 were made to executive officers using performance criteria based on the compounded annual growth rate of the annual earnings per share (diluted) of the Company during the four-year award period (“Four Year EPS CAGR”). Target awards were established based on this criteria, and maximum awards were set at 170% of the target award. The maximum award for the 2005 award grant can be achieved if ANB achieves a Four Year EPS CAGR of 14.5%. The executive will not receive any payout of the award unless a Four Year EPS CAGR of 5% is achieved. The target award is based on a Four Year EPS CAGR of 10%. Mr. Holcomb was granted a performance share award in 2005 based on a target of 3,000 shares and the Four Year EPS CAGR benchmarks described above as established by the Compensation Committee in conformance with overall compensation criteria for Mr. Holcomb. Prior to 2006, the performance share award payouts were based on criteria that compared ANB’s return on average equity to a peer group of banks and bank holding companies during the award period. The payout of awards in 2005, that related to the four-year period ended December 31, 2004, were based on this return on average equity criteria.

Limits to Tax Deductibility of Executive Compensation.

Under Section 162(m) of the Internal Revenue Code, the Company may not take tax deductions for amounts greater than $1 million that are paid annually to an executive whose pay must be disclosed separately in the Company’s proxy statement, unless the payments are made under qualifying performance-based compensation plans which meet certain specific requirements. The Company’s executive compensation plans have been designed to comply with these specific requirements.

Summary

The Committee believes that the caliber and motivation of our employees, and their leadership, are critical to our success in a competitive marketplace. Effective and motivational compensation programs are essential ingredients to success. The Committee believes that our compensation programs are effective in serving us and our shareholders in the short and long term.

Compensation Committee:

John D. Johns, Chairman

Griffin A. Greene

W. Edgar Welden

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to ANB’s stockholders during the period beginning December 31, 2000 and ending on December 31, 2005, compared to an overall stock market index (NASDAQ Composite) and the SNL Bank Index.

Comparisons of Five-Year Cumulative Total

Shareholder Returns Among ANB, NASDAQ Composite &

SNL Bank Index

INDEX	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Alabama National BanCorporation	$100.00	$153.63	$203.14	$251.30	$316.55	$323.31
NASDAQ Composite(1)	100.00	79.18	54.44	82.09	89.59	91.54
SNL Bank Index(1)	100.00	101.00	92.61	124.93	140.00	141.91

(1)	SNL Financial LC

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship between First American Bank and Woodward Properties

First American Bank’s main office is occupied under a lease with an affiliated party, Woodward Properties, of which (i) Mr. Ruffner Page, as custodian of the three minor children of Mr. Phillip McWane, (ii) Mr. Phillip McWane, (iii) Mr. John McMahon and (iv) a family partnership, of which Mr. McMahon has beneficial ownership, are partners. This office lease originated in 1984. NBC (now First American Bank) has leased 84,617 square feet at an annual rental rate of $17.71 per square foot through the year 2020, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and terms for comparable space in the Birmingham market.

Relationships between ANB and its Directors and Executive Officers

Mr. Patrick David, an account executive with NBC Securities, Inc., a broker-dealer subsidiary of First American Bank, is the adult son of Mr. Dan David, Vice Chairman and a director of the Company. Patrick David received total compensation during 2005 of $325,947, which compensation was entirely commission based.

ANB and its subsidiary banks (the “Banks”) have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Banks’ and ANB’s directors and officers as a group. This limit is generally equal to the applicable entity’s unimpaired capital and surplus. Loans to individual directors and officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of six directors who are independent directors as defined under applicable Nasdaq listing standards and SEC rules currently in effect. The Audit Committee operates under a written charter amended and restated by the Board of Directors on February 16, 2005, a copy of which is attached hereto as Appendix A.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management ANB’s audited financial statements as of, and for, the year ended December 31, 2005.

•	We have discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We considered whether the provision of non-financial audit services was compatible with PricewaterhouseCoopers LLP’s independence in performing financial audit services.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in ANB’s Annual Report on Form 10-K for the year ended December 31, 2005. It should be noted that management is responsible for the Company’s financial reporting process including its system of internal control, and of the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Griffin A. Greene, Chairman

W. Ray Barnes

John D. Johns

William D. Montgomery

C. Lloyd Nix

Bobby A. Bradley

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of PricewaterhouseCoopers LLP for the year ending December 31, 2006 is being presented to the stockholders for approval at the annual meeting. If the appointment of accountants is not ratified, the Audit Committee will reconsider its appointment of independent accountants.

General

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2006. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, LLP) has been engaged by the Company since 1996, and has audited the Company’s financial statements for the year ended December 31, 2005.

It is expected that a representative PricewaterhouseCoopers LLP will be present at the 2006 annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Company for the audit and other services rendered by PricewaterhouseCoopers LLP (“PwC”) for 2005 and 2004.

	2005	2004
Audit Fees	$784,463	$1,132,856
Audit-Related Fees	$52,500	$30,640
Tax Fees	$147,818	$146,518
All Other Fees	-0-	-0-

TOTAL	$984,781	$1,310,014

Audit Fees. Audit Fees for the last two years were for services rendered by PwC for (i) the audit of the Company’s annual consolidated financial statements, (ii) the review of the Company’s quarterly consolidated financial statements, (iii) assistance with and review of the Company’s filing of registration statements, (iv) comfort letters and consents, (v) services provided by PwC in connection with statutory and regulatory filings or engagements, and (vi) PwC’s audit of the effectiveness of internal control over financial reporting and audit of management’s assessment of the effectiveness of internal controls over financial reporting.

Audit-Related Fees. Audit-Related Fees for the last two fiscal years were for assurance and related services rendered by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services consisted primarily of consultations concerning financial accounting and reporting matters, employee benefit plan audits, services related to business acquisitions and other attestation services.

Tax Fees. Tax Fees for the last two fiscal years were for professional services rendered by PwC in connection with (i) the preparation of the Company’s tax returns ($93,492 and $74,948 in 2005 and 2004, respectively), as well as (ii) consultations related to tax compliance ($54,326 and $71,570 in 2005 and 2004, respectively).

Pre-Approval Policies and Procedures

During 2004 the Audit Committee of the Board of Directors set updated policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent auditor. Pursuant to the policies and procedures, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. During 2005, all fees other than audit fees were pre-approved by the Audit Committee under these pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditors during the following twelve months.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the appointment of accountants. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR SHAREHOLDER PROPOSALS

Proposals of stockholders intended to be presented at ANB’s 2007 Annual Meeting of Stockholders must be received by ANB by November 29, 2006 to be considered for inclusion in ANB’s proxy statement relating to such meeting.

A stockholder must notify ANB before February 12, 2007 of a proposal for the 2007 Annual Meeting which the Stockholder intends to present other than by inclusion in ANB’s proxy material. If ANB does not receive such notice prior to February 12, 2007, proxies solicited by the Board of Directors of ANB will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

A COPY OF ANB’S 2005 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, INCLUDING THE FINANCIAL STATEMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: KIMBERLY MOORE, CORPORATE SECRETARY, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203.

APPENDIX A

ALABAMA NATIONAL BANCORPORATION

AUDIT COMMITTEE CHARTER

Amended and Restated on February 16, 2005

I. PURPOSE.

A. The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Alabama National BanCorporation (the “Company”) in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures and disclosure controls and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes.

B. In carrying out this function, the Committee shall serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; review and evaluate the qualifications and independence of the Company’s independent accountants; approve all audit and permissible non-audit services provided by the Company’s independent accountants; review and evaluate the audit efforts of the Company’s independent accountants and the Internal Auditor; and provide open communication among the independent accountants, financial and senior management, legal counsel, the Internal Auditor and the Board.

C. The Committee will fulfill its oversight role primarily by carrying out the activities enumerated in Section IV of this Charter.

II. MEMBERSHIP.

A. The Committee shall be comprised of not less than three members of the Board, each of whom shall be independent as determined in accordance with applicable law (including SEC and NASDAQ rules). All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or meet such other standard required by applicable law (including SEC and NASDAQ rules). At least one member of the Committee shall be a “financial expert” as defined by SEC rules.

B. The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department (if any) and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. KEY RESPONSIBILITIES.

A. The Committee’s job is one of oversight and it recognizes (i) that the Company’s management is responsible for preparing the Company’s financial statements and (ii) that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

B. The following functions shall be the common recurring activities of the Committee in carrying out its oversight function:

1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) to audit the financial statements of the Company and its divisions and subsidiaries. The independent auditors so selected shall be a registered public accounting firm as required by the Securities Exchange Act of 1934 and/or the rules and regulations promulgated thereunder (the “Exchange Act”).

2. Preapprove, consistent with the requirements of Section 10A of the Exchange Act, all auditing services, internal control related services and non-audit services provided to the Company by its independent auditors, other than such non-audit services as are prohibited to be performed by the independent auditors pursuant to such Section 10A as amended and other than as provided in the de minimus exception set forth in such Section 10A as amended. The Committee may delegate to one or more designated members of the Committee the authority to grant the required preapprovals, provided that the decisions of any member(s) to whom such authority is delegated to preapprove an activity shall be presented to the full Committee at each of its scheduled meetings.

3. The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 and Independence Board Standard No. 1.

4. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of the applicable Form 10-Q.

5. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

6. Receive and review from the independent auditors reports of the following information as and when required by Section 10A(k) of the Exchange Act: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

7. Review with the independent auditors, the Company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Review and discuss with management and the independent auditor any special steps adopted in light of material control deficiencies, if any, and the adequacy of disclosures about changes in internal control over financial reporting. Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

8. Ensure, as required by law, the regular rotation of (i) the lead or coordinating audit partner having primary responsibility for the audit or review, (ii) the concurring audit partner(s), and (iii) any other significant audit team partners.

9. Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

10. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

11. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

12. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

13. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14. Have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

15. Determine appropriate funding, to be provided by the Company, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report and to any advisers employed by the Committee.

16. If not otherwise approved by a majority of the non-interested members of the Board of Directors, review and approve, where appropriate, all related party transactions to be entered by the Company or any subsidiary outside of the ordinary course of business.

17. Submit the minutes of all meetings of the Committee to, or discuss substantive matters discussed at each Committee meeting with, the board of directors.

18. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

19. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about (i) any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and (ii) any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

* * * * *

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

Please fold and detach card at perforation before mailing.

ALABAMA NATIONAL BANCORPORATION	REVOCABLE PROXY

This proxy is solicited on behalf of the Board of Directors of Alabama National BanCorporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 3, 2006, and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned, being a stockholder of the Company, hereby appoints John H. Holcomb III and Dan M. David, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1.    To elect 16 directors to serve on the Board of Directors until the next annual meeting and until their successors are duly elected and qualified.

☐	FOR All Nominees	☐	WITHHOLD authority
	(other than struck out below)		to vote for all nominees

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME:

W. Ray Barnes	Bobby A. Bradley	Dan M. David	John V. Denson

Griffin A. Greene	John H. Holcomb III	John D. Johns	John J. McMahon, Jr.

C. Phillip McWane	William D. Montgomery	Richard Murray IV	C. Lloyd Nix

G. Ruffner Page, Jr.	John M. Plunk	W. Stancil Starnes	W. Edgar Welden

2.    To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants as described in the accompanying Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE RESERVE SIDE)

ANB
Alabama National BanCorporation

c/o Stock Transfer Department Post Office Box 105649 Atlanta GA 30348
___________________________

Proxy card must be signed and dated below.

Please fold and detach card at perforation before mailing.

REVOCABLE PROXY

ALABAMA NATIONAL BANCORPORATION

1927 FIRST AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its agent, SunTrust Bank, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2 and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said proxy holders deem advisable.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN

Dated: , 2006

Signature

Signature

Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY AND

RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.